UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2015

ARCTIC CAT INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota	0-18607	41-1443470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Hwy 169 North, Suite 1000 Plymouth, Minnesota	55441
(Address of Principal Executive Offices)	(Zip Code)

(763) 354-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2015, Arctic Cat Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with, and previously the Board of Directors (the “Board”) had approved the appointment of, Christopher J. Eperjesy to the position of Chief Financial Officer, all effective February 16, 2015 (the “Employment Date”).

Mr. Eperjesy, age 47, has served as Vice President – Finance, Chief Financial Officer and Treasurer of Twin Disc, Inc. since 2002 and has extensive experience working in corporate finance. Prior to joining Twin Disc, Inc., Mr. Eperjesy served as Divisional Vice President - Corporate Finance for Kmart Corporation since 2001 and held various financial analyst and controller positions with DaimlerChrysler in both the United States and Europe, including the position of Senior Manager – Corporate Finance since 1999.

The Employment Agreement provides for an initial base salary of $360,000, which will be subject to annual review and adjustment beginning with the Company’s 2017 fiscal year (that begins April 1, 2016). Beginning in the Company’s 2016 fiscal year (that begins April 1, 2015), Mr. Eperjesy will be entitled to participate in the Company’s annual incentive program for senior executives. His annual incentive payout will range from 0% to 200% of his target incentive payout, with a target incentive payout equal to 55% of his base salary, subject to annual review and adjustment. Mr. Eperjesy will also be entitled to participate in the Company’s long-term incentive program, pursuant to which he will receive long-term incentive awards with an aggregate value of $360,000 on the Employment Date, which value shall be allocated 75% to stock options and 25% to restricted stock units, each of which will vest in equal installments on the first, second and third anniversaries of the Employment Date. Such long-term incentive awards will be granted under the Company’s 2013 Stock and Incentive Omnibus Plan.

As an inducement to his employment and to compensate Mr. Eperjesy for payments he would have received from his former employer, Mr. Eperjesy will receive a one-time cash bonus of $200,000 within 30 days of the Employment Date as well as a one-time grant of equity awards on the Employment Date. Such equity awards will consist of restricted stock units valued at $360,000 and stock options (with an exercise price equal to the closing price of the Company’s common stock on the NASDAQ Stock Market on the Employment Date) valued at $225,000 and will vest in equal installments on the first, second and third anniversaries of the Employment Date. The awards will be granted under the Company’s 2013 Stock and Incentive Omnibus Plan. In the event Mr. Eperjesy terminates employment with the Company without Good Reason (as such term is defined in the Employment Agreement) within one year of the Employment Date, Mr. Eperjesy will be required to repay the cash bonus in full and the one-time grants of restricted stock units and stock options awarded under the Employment Agreement will not vest.

Under the Employment Agreement, Mr. Eperjesy is subject to traditional non-competition and employee non-solicitation restrictions during the term of his employment with the Company and for one (1) year following his termination of employment with the Company for any reason. Mr. Eperjesy is also entitled to participate in any of the Company’s benefit plans which the Company makes available to its salaried senior executives to the extent that Mr. Eperjesy’s age, tenure, and title make him eligible to receive such benefits. Subject to certain notice requirements, either Mr. Eperjesy or the Company is entitled to terminate the Employment Agreement at any time. In the event the Company terminates Mr. Eperjesy’s employment for any reason not constituting Cause, discontinuation of the Company’s business, or Mr. Eperjesy’s death or Disability, and not in connection with a Change in Control, or, in the event that Mr. Eperjesy terminates his employment for Good Reason (as such terms are defined in the Employment Agreement or Change in Control Agreement (as defined below)), the Company will pay him his base salary through such date of termination and provide the following benefits during the 12-month period following Mr. Eperjesy’s termination: (i) his average annual base salary over the 3-year period immediately preceding the date of termination or such lesser period as Mr. Eperjesy has been employed by the Company and (ii) cash in an amount equal to Company premiums for benefits.

The Company has also entered into agreements with Mr. Eperjesy that are consistent with agreements maintained with other executive officers of the Company, including the Company’s form of indemnification agreement, which outlines the processes and conditions under which the Company will advance expenses and indemnify indemnitees against costs incurred in connection with certain proceedings resulting from the indemnitee’s official capacity with the Company, and a change in control agreement with

Mr. Eperjesy effective February 16, 2015 (the “Change in Control Agreement”). The Change in Control Agreement provides that if Mr. Eperjesy’s employment is terminated due to death or Disability upon or within two years following a Change in Control (as such terms are defined in the Change in Control Agreement), he will be entitled to receive the benefits to which he is entitled to under any Company-sponsored insurance policy and other severance or benefits plans and practices then in effect. If Mr. Eperjesy’s employment is terminated upon or within two years following a Change in Control for any reason other than death or Disability, or terminated by the Company without Cause or by Mr. Eperjesy for Good Reason, then Mr. Eperjesy is entitled to the following benefits: (i) his base salary through the date of termination; (ii) his annual incentive bonus at target performance for the then-current fiscal year, reduced in proportion to the number of days worked during the then-current bonus period prior to termination, less any amount that such incentive bonus has already been paid; (iii) any compensation, benefit or perquisite that is vested or accrued at the time of such termination for services rendered to such date, as well as payment for any accrued paid time off in accordance with Company policy; (iv) a severance payment in an amount equal to 2.99 times Mr. Eperjesy’s then-current base salary; (v) a severance payment in an amount equal to 2.99 times Mr. Eperjesy’s annual incentive bonus at target performance for the then-current fiscal year; (vi) cash in an amount equal to Company premiums for health benefits for 24 months, reduced by any amount Mr. Eperjesy is required to pay for such benefits; and (vii) executive-level transition services up to a maximum value of $25,000. In addition, in the event of a Change in Control, all unvested stock options and restricted stock units will immediately accelerate and vest in full.

The foregoing descriptions of Mr. Eperjesy’s Employment Agreement and Change in Control Agreement are qualified in their entirety by reference to the Employment Agreement attached hereto as Exhibit 10.1 and the Change in Control Agreement attached hereto as Exhibit 10.2, each of which are incorporated herein by reference to this Item 5.02. There are no family relationships or transactions in which Mr. Eperjesy has an interest requiring disclosure under Items 401(d) or 404(a) of Regulation S-K.

Item 8.01 Other Events.

The Company issued a press release dated February 9, 2015 announcing the employment of Mr. Eperjesy as the Company’s Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated February 3, 2015, between the Company and Christopher J. Eperjesy.

10.2	Change in Control Agreement, dated February 3, 2015, between the Company and Christopher J. Eperjesy.

99.1	Press Release issued February 9, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCTIC CAT INC.

/s/ CHRISTOPHER T. METZ
Christopher T. Metz
President and Chief Executive Officer

Dated: February 9, 2015

ARCTIC CAT INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement, dated February 3, 2015, between the Company and Christopher J. Eperjesy.

10.2	Change in Control Agreement, dated February 3, 2015, between the Company and Christopher J. Eperjesy.

99.1	Press Release issued February 9, 2015.